*Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Amendment No. 1 to OTT License Agreement Number L-086-2000/0

This is the First Amendment to the OTT License Agreement Number L-086-2000/0 dated May 21, 2004 by and between the United States Public Health Service as represented by the Office of Technology Transfer, National Institutes of Health having offices at 6011 Executive Boulevard, Suite 325, Rockville, MD 20852-3804 (“PHS”) and Targeted Genetics Corporation (“TGC”), a corporation of Washington having a principal place of business at 1100 Olive Way, Suite 100, Seattle, WA 98101(hereinafter, First Amendment).

WHEREAS, the parties would like to amend the License Agreement having OTT License Agreement Number L-086-2000/0 (hereinafter, “License Agreement”) in connection with the development and commercialization of HIV vaccine Licensed Products by the International Aids Vaccine Initiative (“IAVI”), in collaboration with Licensee, for use and sale in the Developing World.

WHEREAS, the parties are also amending the License Agreement to improve the administration of the License Agreement.

In consideration of the value of the availability of vaccines in the Developing World to accomplishing the public health mission of the National Institutes of Health the parties agree to amend the License Agreement as follows:

1.
The Recitations on the Cover Page of the “Agreement” are amended to add a Reference to Appendix G - Royalty Payment Options which is also being added by this First Amendment The amended text of the recitations reads as follows:

This Patent License Agreement, hereinafter referred to as the “Agreement”, consists of this Cover Page, an attached Agreement, a Signature Page, Appendix A (List of Patent(s) and/or Patent Application(s)), Appendix B (Fields of Use and Territory), Appendix C (Royalties), Appendix D (Modifications), Appendix E (Benchmarks), Appendix F (Commercial Development Plan) and Appendix G (Royalty Payment Options). The Parties to this Agreement are:

1)
The National Institutes of Health (“NIH”), the Centers for Disease Control and Prevention (“CDC”), or the Food and Drug Administration (“FDA”), hereinafter singly or collectively referred to as “PHS”, agencies of the United States Public Health Service within the Department of Health and Human Services (“DHHS”); and

2)
The person, corporation, or institution identified above and/or on the Signature Page, having offices at the address indicated on the Signature Page, and its Affiliates as defined in Appendix D, Paragraph 2.14, hereinafter referred to as “Licensee”.

2.	Appendix C, Section C Earned Royalties is amended to read as follows:

C.	Earned Royalty(ies) pursuant to Paragraph 6.03, as amended and set forth in Appendix D, of this Agreement:

Licensee agrees to pay to PHS, according to schedule as set forth in Paragraph 9.04 of this Agreement, an Earned Royalty amount calculated on the basis of Net Sales according to percentage set forth below:

1.	[*] Percent ([*]%) of Net Sales of Licensee and its sublicensees of all Licensed Products manufactured and sold in the Licensed Territory.

Notwithstanding the foregoing, Licensee shall be entitled to a One Percent (1.0%) credit against the earned royalty rate set forth in Paragraph C.1. above for each percent of royalty in excess of [*] Percent ([*]%) Licensee must pay to other unaffiliated licensors for the manufacture and sale of Licensed Products. Said reduction, however, shall not reduce the earned royalty rate for Licensed Products below [*] provided for in Paragraph C.1. above.

Notwithstanding the foregoing, Earned Royalty(ies) will be waived by PHS related to sales of any HIV vaccine Licensed Products in the Developing World, for use in the Developing World, which have been specifically developed through a collaboration between the Licensee and the International AIDS Vaccine Initiative (IAVI), an IRS certified 501(c)3 tax exempt organization, with principal offices at 110 William Street, Floor 27, New York, NY 10038-3001. Should Licensee receive any sales royalty from sales of Licensed Products by IAVI or its designee in the Developing World, TGC and PHS shall mutually agree on compensation from Licensee to PHS.

Any other Licensed Product which is not the direct result of the above-mentioned collaboration and is not intended solely for use and sale in the Developing World will be subject to all applicable Earned Royalty obligations.

First Amendment Continues on Next Page

*Confidential Treatment Requested.

3.	Appendix C, Section D shall be amended to read as follows.

D.	Benchmark Royalty(ies) pursuant to Paragraph 6.04, as amended and set forth in Appendix D, of this Agreement:

Licensee agrees to pay to PHS Benchmark Royalties in the amounts set forth herein:

Benchmark	Benchmark Royalty
For each [*] up to a total of [*], at the time of [*] of a [*] or equivalent clinical trial for a particular [*]	[*]
For each [*], up to a total of [*], at the time of [*] of a [*] or equivalent clinical trial for a particular [*]	[*]
For each [*], up to a total of [*], at the time of [*] for a particular [*]	[*]

Each Benchmark Royalty payment as set forth herein is due to PHS upon Licensee, its sublicensees, or other Person, as set forth in Appendix D, Paragraph 2.14 of this Agreement, acting by or on behalf of Licensee, achieving the Benchmark and is payable to PHS within thirty (30) days thereof or in the event that a sublicensee achieves the benchmark and sublicensee is responsible for making a benchmark/milestone payment to Licensee upon achieving the benchmark/milestone the Benchmark Royalty is payable to PHS by Licensee within thirty (30) days of receipt by Licensee from sublicensee of the benchmark/milestone payment due from sublicensee.

Notwithstanding the foregoing, Benchmark Royalty(ies) will be waived by PHS, as set forth in Appendix D, Paragraph 2.14 of this Agreement if and only if the Benchmark is achieved during the course of development of an HIV vaccine Licensed Product which is specific for use and sale in the Developing World and is the direct result of a collaboration between the Licensee and IAVI.

Any other Licensed Product which is not the direct result of the above-mentioned collaboration and is not intended solely for use and sale in the developing world will be subject to all applicable Benchmark Royalties.

4.	Appendix D - Modifications is amended to add the following Paragraph 2.18 to Article 2 - Definitions:

2.18.	“Developing World” means those countries defined from time to time by the World Bank as having “low-income economies” or “middle-income economies” (whether lower-middle or upper-middle).

*Confidential Treatment Requested.

5.	Appendix D - Modifications is changed to amend Paragraph 9.06 to reflect that Appendix G has been added to the Agreement. Paragraph 9.06 as amended reads as follows:

9.06
Royalties due under Article 6 shall be paid in U.S. dollars and payment options are listed in Appendix G. For conversion of foreign currency to U.S. dollars, the conversion rate shall be the average New York foreign exchange rate quoted in The Wall Street Journal for the previous thirty (30) trading days prior to the date the payment is due. All checks and bank drafts shall be drawn on United States banks and shall be payable, as appropriate, to “NIH/Patent Licensing”. Any loss of exchange, value, taxes, or other expenses incurred in the transfer or conversion to U.S. dollars shall be paid entirely by Licensee. The royalty report required by Paragraph 9.04 of this Agreement shall accompany each such payment, and a copy of such report shall also be mailed to PHS at its address for Agreement Notices indicated on the Signature Page of this First Amendment.

First Amendment Continues on Next Page

6.	Appendix G - Royalty Payment Information is added to the Agreement in order to facilitate the administration of the Agreement in the future. New Appendix G reads as follows:

APPENDIX G - ROYALTY PAYMENT OPTIONS

NIH/PHS License Agreements

*In order to process payment via Electronic Funds Transfer sender MUST supply the following information:

Procedure for Transfer of Electronic Funds to NIH for Royalty Payments

Bank Name: Federal Reserve Bank

[*]
TREAS NYC
[*]
OBI=Licensee Name and OTT Reference Number
Dollar Amount Wired=$$

NOTE: Only U.S. banks can wire directly to the Federal Reserve Bank. Foreign banks cannot wire directly to the Federal Reserve Bank, but must go through an intermediary U.S. bank. Foreign banks may send the wire transfer to the U.S. bank of their choice, who, in turn forwards the wire transfer to the Federal Reserve Bank.

Mailing Address for Royalty Payments:

National Institutes of Health
P.O. Box 360120
Pittsburgh, PA 15251-6120 USA

Overnight Mail for Royalty Payments only

National Institutes of Health
360120
Mellon Client Service Center
Room 670
500 Ross Street
Pittsburgh, PA 15262-0001

(412) 234-4381 (Customer Service)

Please make checks payable to: NIH/Patent Licensing

The OTT Reference Number MUST appear on checks, reports and correspondence

*Confidential Treatment Requested.

6.	This First Amendment is effective on the date on which the last party executes this First Amendment.

7.
Unless expressly modified by this First Amendment the terms and conditions of the License Agreement are incorporated in their entirety into the terms and conditions of this First Amendment and this First Amendment together with the License Agreement constitute the entire agreement between the parties and all prior negotiations, representations, agreements, and understandings are merged into, extinguished by, and completely expressed by this First Amendment.

SIGNATURES BEGIN ON NEXT PAGE

SIGNATURE PAGE

For PHS:

/s/ Steven M. Ferguson	8/14/06
Steven M. Ferguson, MBA Director, Division of Technology Development and Transfer Office of Technology Transfer National Institutes of Health	Date

Mailing Address for Agreement Notices:
Chief, Monitoring and Enforcement Branch
Office of Technology Transfer
National Institutes of Health
6011 Executive Boulevard, Suite 325
Rockville, Maryland 20852-3804 U.S.A.

For Licensee (Upon, information and belief, the undersigned expressly certifies or affirms that the contents of any statements of Licensee made or referred to in this document are truthful and accurate):

By:
Targeted Genetics Corporation
Licensee

/s/ B.G. Susan Robinson	08-18-06
Signature of Authorized Official	Date

B.G. Susan Robinson
Printed Name

VP, Business Development
Title

I.	Official and Mailing Address for Agreement Notices:

Targeted Genetics Corporation
1100 Olive Way, Suite 100
Seattle, WA 98101

II.	Official and Mailing Address for Financial Notices (Licensee’s contact person for royalty payments)

Susan Robinson
Name

Vice President, Business Development
Title

Mailing Address:

1100 Olive Way, Suite 100

Seattle, WA 98101

Email Address:	susan.robinson@targen.com

Phone:	206-521-7330

Fax:	206-512-4782

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §§3801-3812 (civil liability) and 18 U.S.C. §1001 (criminal liability including fine(s) or imprisonment).